UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Monroe Capital Corporation

(Name of Registrant as Specified in its Charter)

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Institutional Shareholder Services Inc. and Glass Lewis & Co. Recommend “For” Vote on Proposal for Monroe Capital Corporation’s Meeting of Stockholders

CHICAGO, Ill., June 19, 2014 – Monroe Capital Corporation (the “Company”) (NASDAQ: MRCC) is pleased to report that the two leading independent proxy advisory firms — Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) — each recently issued a report recommending that the Company’s stockholders vote “FOR” a proposal included in the proxy statement for the Company’s 2014 Meeting of Stockholders (the “Stockholder Meeting”) that would allow the Company to issue and sell shares of its common stock below its then-current net asset value per share, subject to certain limitations described in the proxy statement.

The Stockholder Meeting is scheduled for Wednesday, June 25, 2014, at 3:00 p.m., Eastern Time, at 311 S. Wacker Drive, 10th Floor Conference Center, Chicago, Illinois. The Company reminds its stockholders that their vote is important and urges all stockholders to take a moment to vote their shares using one of the following methods:

1.	Internet: Go to the website listed on the proxy card or voting instruction form. Have your control number listed on the form ready and follow the instructions.
2.	Mail: Mark, sign and date the enclosed proxy card or voting instruction form and return it in the postage-paid return envelope provided.
3.	Telephone: For stockholders that received a voting instruction form with telephonic instructions, call the toll-free number listed for this purpose on the voting instruction form. Have your control number listed on the form ready and follow the instructions.

Stockholders with questions related to the Stockholder Meeting or the voting of their shares, or who need to request additional proxy materials, are strongly encouraged to contact the Company’s proxy solicitor, AST Fund Solutions, at 800-884-5197 or the Company directly at (312) 258-8300.

Important Information

On April 30, 2014, the Company filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the Stockholders Meeting. The Company’s stockholders are strongly advised to read the definitive proxy statement carefully before making any voting decision because the definitive proxy statement contains important information. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov or from the Company’s website at www.monroebdc.com.

ABOUT MONROE CAPITAL CORPORATION
Monroe Capital Corporation is a publicly-traded specialty finance company that principally invests in senior, unitranche and junior secured debt and, to a lesser extent, unsecured debt and equity investments in middle-market companies. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation. The Company’s investment activities are managed by its investment adviser, Monroe Capital BDC Advisors, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and an affiliate of Monroe Capital LLC. To learn more about Monroe Capital Corporation, visit www.monroebdc.com.

ABOUT MONROE CAPITAL LLC
Monroe Capital LLC is a provider of senior and junior debt and equity co-investments to middle-market companies in the U.S. and Canada. Investment types include unitranche financings, cash flow and enterprise value based loans, acquisition facilities, mezzanine debt, second lien or last-out loans and equity co-investments. Monroe Capital LLC prides itself on its flexible investment approach and its ability to close and fund transactions quickly. Monroe Capital LLC is committed to being a value-added and user-friendly partner to owners, senior management and private equity sponsors. Monroe has been recognized by Global M&A Network as the 2013 Small Mid Market Lender of the Year and by Private Debt Investor as the 2013 Unitranche Lender of the Year. To learn more about Monroe Capital LLC, visit www.monroecap.com.

FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

SOURCE:	Monroe Capital Corporation

Investor Contact:	Aaron D. Peck

Chief Investment Officer and Chief Financial Officer

Monroe Capital Corporation

(312) 523-2363

Email: apeck@monroecap.com

Media Contact:	Kelly Holman

BackBay Communications

(212) 209-3844

Email: kelly.holman@backbaycommunications.com